EXHIBIT 99.1

Vince Announces transformation program focused on

DRIVing ENHANCED PROFITABILITY

Transformation Program expected to generate over $30 million in savings over the next 3 years

Provides Preliminary Third Quarter 2023 Business Update

NEW YORK, October 31, 2023 - Vince Holding Corp. (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today announced that it will be implementing a transformation program focused on driving enhanced profitability through an improved gross margin profile and optimized expense structure.

Jack Schwefel, Chief Executive Officer of VNCE, said, “This year has been a year of significant change for our organization as we continue to position VNCE for long-term success. Our transaction with Authentic Brands Group provided increased financial flexibility as we fortified our balance sheet, and resulted in increased royalty expenses which we plan to offset with our transformation program. Following a thorough review of our business and cost structure, we have identified opportunities to further streamline our organization and drive efficiencies across our operations. We believe the transformative actions we are implementing along with our enhanced focus on our strategic growth initiatives position us well to deliver sustainable, profitable growth and drive value for all of our stakeholders.”

The transformation program is focused on improving the Company’s gross margin profile and driving cost efficiencies through, among other things:

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Streamlining manufacturing and production operations;
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Reducing promotional activity and optimizing breadth and depth of markdowns; and
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Enhancing efficiencies within store operations, corporate overhead and third-party spend.

The transformation efforts are expected to generate over $30 million in savings over the next three years. The efforts will be led by Heather Wilberger, VNCE’s Chief Transformation and Information Officer, who reports directly to Mr. Schwefel.

Preliminary Third Quarter 2023 Business Update

For the Third Quarter 2023 ended October 28, 2023, the Company preliminarily expects to deliver the following:

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Net sales of $81 million to $83 million reflecting sequential improvement compared to the second quarter 2023;
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Gross margin expansion compared to the third quarter 2022 driven by increased full price selling, lower promotional activity and lower freight expense offsetting royalty fees incurred; and
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Income from operations of $0 million to $2 million, inclusive of approximately $4 million in royalty fees that were not incurred in the prior-year period.
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At the end of the third quarter of fiscal 2023, total borrowings under the Company's debt agreements are expected to be $58 million compared to $125 million at the end of the third quarter of fiscal 2022.

Jack Schwefel, Chief Executive Officer of VNCE, said, “For the third quarter, we preliminarily expect to deliver sequential topline improvement compared to the second quarter across both our direct-to-consumer and wholesale channels as customers responded well to our compelling fall product assortment. In addition, despite expected lower year-over-year total net sales, we preliminarily expect to deliver year-over-year gross profit increase and gross margin expansion for the quarter driven in part by ongoing inventory management leading to increased full price selling and lower promotional activity. We look forward to sharing more on our third quarter performance on our upcoming earnings call in early December.”

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 49 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Preliminary Information

The unaudited financial information presented in this press release, including information presented under the caption “Preliminary Third Quarter 2023 Business Update” above, reflects management’s current views with respect to the Company’s financial results and is preliminary and subject to change. The Company’s financial closing procedures with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the Company’s final results may vary materially from the preliminary results included in this press release. The Company undertakes no obligation to update or supplement the information provided in this press release until the Company releases its financial statements for the fiscal quarter ended October 28, 2023. The preliminary financial information included in this press release reflects the Company’s current estimates based on information available as of the date of this press release and has been prepared by Company management. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, including the information presented under the caption “Preliminary Third Quarter 2023 Business Update” above, contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our planned transformation program and our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to execute and realize the enhanced profitability expectations of our planned transformation program; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com